UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material under §240.14a-12

COHEN & COMPANY INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cohen & Company Inc.

Cira Centre

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

SUPPLEMENT TO PROXY STATEMENT

For

THE 2021 ANNUAL GENERAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, June 9, 2021

This supplement, dated April 26, 2021 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) filed by Cohen & Company Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 13, 2021 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2021 annual meeting of stockholders of the Company to be held on June 9, 2021 at 10:00 a.m., Eastern Time. This Supplement is being filed with the SEC and made available to stockholders on April 26, 2021. Our Board of Directors has fixed the close of business on April 12, 2021 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. Only stockholders of record of our common stock, par value $0.01 per share, our Series E Voting Non-Convertible Preferred Stock, par value $0.001 per share, and/or our Series F Voting Non-Convertible Preferred Stock, par value $0.001 per share, at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

The Company mailed the Notice of Internet Availability of Proxy Materials to stockholders on or about April 15, 2021. The Proxy Statement previously advised stockholders that, with respect to Proposal Two, abstentions will not be counted as votes cast. However, it is a policy of the New York Stock Exchange that abstentions will count as votes cast with respect to Proposal Two. Accordingly, the section titled “Abstentions and Broker Non-Votes” on page 4 of the Proxy Statement under the heading “INFORMATION ABOUT THE ANNUAL MEETING” is hereby revised in its entirety to read as follows:

“For purposes of Proposals One (the election of directors), Two (the approval of Amendment No. 1 to the 2020 Long-Term Incentive Plan), and Three (the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021) and the approval of any other matters properly presented at the meeting, abstentions (except with respect to Proposal Two) and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum at the meeting. With respect to Proposal Two, abstentions will be counted as votes cast and will have the same effect as “Against” votes. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a particular matter because the nominee has not received voting instructions from the beneficial owner. With respect to Proposal Three, we do not expect any broker non-votes because Proposal Three is a “non-routine” matter and your broker will be permitted to vote your shares in its discretion on Proposal Three, if you do not instruct your broker on how to vote your shares on Proposal Three.”

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